UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021
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ModivCare Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On September 22, 2021, Victory Health Holdings, LLC, a Delaware limited liability company (the “Buyer”) and wholly-owned subsidiary of ModivCare Inc. (“ModivCare”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding capital stock of VRI Intermediate Holdings, LLC, a Delaware limited liability company (“VRI Intermediate”), pursuant to a securities purchase agreement (the “Purchase Agreement”), dated as of August 2, 2021, by and among the Buyer, ModivCare, VRI Intermediate and VRI Ultimate Holdings, LLC, a Delaware limited liability company.

The aggregate consideration paid in the Acquisition was approximately $315,000,000 in cash, subject to certain adjustments, including adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness of VRI Intermediate as of the closing date, as provided in the Purchase Agreement. The consideration was financed with a portion of the net proceeds from the issuance by ModivCare of its 5.000% senior notes due 2029, together with cash on hand.

Item 8.01.          Other Events.

On September 22, 2021, ModivCare issued a press release announcing the completion of the Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release issued by ModivCare Inc. on September 22, 2021.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: September 22, 2021	By:	/s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Financial Officer